Exhibit 10.3

ANNEX P

SECURED PROMISSORY NOTE

$600,000.00	Round Rock, Texas

April 14, 2020

AYRO, Inc., a Delaware corporation (the “Maker”), for value received, hereby promises to pay to Dr. Luis Duarte, an individual (“Payee”) at 1930 Valley View, San Angelo, Texas 76904, the aggregate principal sum of Six Hundred Thousand and No/100 Dollars ($600,000.00) (the “Initial Principal Amount”), or so much as is actually advanced by Payee to Maker, and to pay interest thereon as to any such sums as are advanced from Payee to Maker from the date advanced as provided in this Secured Promissory Note (this “Note”).

1. Initial Term. All outstanding principal and all accrued and unpaid interest hereunder shall be due and payable on or before the earlier of (a) the date that is ninety (90) days following the date of issuance of this Note, or (b) the date that is three (3) business days following the closing of a contemplated reverse merger transaction involving Maker and Drop Car, Inc. (such earlier date, the “Maturity Date”), unless such Maturity Date is accelerated in accordance with the terms of this Note.

2. Funding. Maker agrees to fund the loan evidenced by this Note on the following schedule: One Hundred Thousand Dollars ($100,000.00) on or before April 14, 2020 (the “Initial Installment”); Two Hundred Thousand Dollars ($200,000.00) on or before April 17, 2020 and Three Hundred Thousand Dollars ($300,000.00) on or before April 28, 2020 (collectively, the “Subsequent Installments”). Maker agrees that from and after Maker’s execution of this Note and acceptance of the Initial Installment from Payee, and as a condition of Payee’s agreement to advance the loan contemplated herein to Maker, Payee will have a binding and enforceable obligation to timely advance to Maker the Subsequent Installments, and upon timely funding such Subsequent Installments to receive the shares of Maker’s Common Stock contemplated in Section 4. Notwithstanding the foregoing, Payee shall not be deemed to have breached the obligation to timely fund the Subsequent Installments so long as Payee funds such Subsequent Installments within five (5) days of the respective dates indicated above.

3. Interest. Interest will accrue on the outstanding principal at Fifteen Percent (15%) per annum, simple interest from the date of funding until repaid.

4. Equity. In connection with the Maker’s issuance of this Note and Payee’s funding and Guarantor’s personal guaranty of the loan evidenced hereby, Maker shall, upon Payee’s funding in full of the Initial Principal Amount, grant to each of Payee and Guarantor a number of shares of Maker’s Common Stock (“Common Shares”) equal to the number of issuable shares as calculated below (the “Issuable Shares”). Maker’s Common Stock has par value $0.001 per share and is subject to the rights and restrictions identified in the Company’s Certificate of Incorporation. It is contemplated that Maker’s successor will have approximately 55,012,444 shares of Common Stock outstanding upon the closing of the Merger. Payee and Guarantor are aware of the terms of the pending merger between Maker and DropCar. The number of Issuable Shares to be issued to each of Payee and Guarantor will be equal to two percent (2%) of the aggregate issued and outstanding shares of Maker and DropCar immediately post-merger (the “Post-Merger Outstanding Shares”). For avoidance of doubt, the Issuable Shares, when issued to each of Payee and Guarantor, will in aggregate represent four percent (4%) of the Post-Merger Outstanding Shares. Such Issuable Shares are anticipated to consist of approximately 1,014,614 Common Shares issuable to each of Payee and Guarantor, for a total of 2,029,228 Common Shares expected to be issued by Maker, multiplied by the merger exchange ratio (currently 1.0844 resulting in 1,100,248 each and 2,200,496 total shares of the combined companies, respectively) and, subject to adjustment for the actual number of Post-Merger Outstanding Shares. The number of Common Shares to be issued hereunder as the Issuable Shares will further be adjusted as reasonably required for stock splits, reverse splits and other equity adjustments that similarly affect the Company’s Common Shares. Payee understands that the common stock shares issued under this agreement are subject to the standard lockup period of twelve (12) months following completion of the pending merger and Payee hereby agrees to execute the Maker’s standard “Lockup Agreement”.

5. Payments. All outstanding principal and accrued and unpaid interest thereunder shall be due and payable in full at the Maturity Date. All payments hereunder shall be applied: (A) first, to accrued and unpaid interest, if any; (B) second, to the payment of the outstanding principal amount of this Note; and (C) third, to payment of any of Payee’s expenses arising out of this Note. All payments of principal, interest, and other amounts due hereunder shall be made by Maker in lawful money of the United States of America in immediately available funds at the principal place of business of Payee or at such other place designated by Payee from time to time in writing to Maker. Notwithstanding anything contained herein to the contrary, payments shall be made when due under this Note. In the event Maker fails to make any payment due hereunder on or before the applicable due date, Maker will issue to each of Payee and Guarantor shares of Maker’s Common Stock in the amount of Five Thousand (5,000) shares per day for each day by which such payment is late. This share issuance requirement will continue until such late payment is made in full by Maker.

6. Prepayment. This Note may be prepaid, in whole or in part, by Maker at any time or from time to time, without penalty or premium and without advance notice to Payee, provided, however, that (i) Maker shall pay all then-accrued interest in connection with any such prepayment, and (ii) Maker acknowledges that the Payee and Guarantor will have fully earned the Issuable Shares upon Payee’s timely funding of the Initial Principal Amount, such that prepayment of this Note shall have no effect on Payee’s and Guarantor’s ownership of the Issuable Shares.

7. Collateral; Personal Guaranty. The Note is to be secured by a subordinated lien security interest in all assets of the Maker (the “Collateral”), which lien will be subordinate to all liens of record against Maker as of the date of this Note and will be granted via a Security Agreement of even date herewith (the “Security Agreement”) executed by Maker as Grantor in favor of Payee as Secured Party. The Note is additionally to be secured by a personal guaranty of even date herewith in favor of Maker (such guaranty, the “Personal Guaranty”) issued by Mark Adams (“Guarantor”), and guarantying 50% of the obligations owed by Maker to Payee and other sums as described in the Personal Guaranty, up to a maximum obligation of Guarantor to Maker of $300,000 in aggregate. Maker and Payee each by execution of this Note acknowledge and agree that as consideration for Guarantor’s execution and delivery to Payee of the Personal Guaranty, Guarantor will receive the Issuable Shares to be issued to Guarantor as described in Section 4.

8. Events of Default.

a. Any of the events specified in this Section 8 shall constitute a default by Maker hereunder (each, an “Event of Default”):

i. Failure to Pay. Default in the payment of the principal or unpaid accrued interest of this Note within ten (10) business days of the due date thereof (whether at the Maturity Date, upon acceleration, or otherwise);

ii. Breach of Covenants. Any material breach by Maker of any representation, warranty, condition, agreement, or covenant in this Note, or the Security Agreement, including but not limited to Maker’s failure to timely issue an original executed stock certificate representing the Issuable Shares, which breach is not cured within ten (10) business days following the date on which Payee has provided written notice to Maker of the occurrence thereof;

iii. Change of Control. Any transaction or series of transactions, the consummation of which results in a change of Control of Maker (as defined below) of all or substantially all of its business, including, but not limited to: (A) the transfer of all or substantially all of Maker’s assets other than to one or more affiliates of Maker with the prior consent of Payee, or (B) a transfer of Maker’s equity or a reorganization or a merger or consolidation of Maker, in each such case in this subsection (B) with an unaffiliated third party (each, an “Unauthorized Transferee”), in a single transaction or a series of transactions which results in an Unauthorized Transferee owning 50% or more of the voting and equity rights of Maker (or the merged or consolidated entity) immediately following such transfer, reorganization, merger or consolidation or series of transactions, except, in each case, with the prior written consent of Payee, which may not be unreasonably withheld, delayed, or denied. As used herein, “Control of Maker” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Maker, whether through the ownership of equity, by contract or otherwise. For purposes of this Section 8, change of control of Maker does not include the contemplated reverse merger transaction currently under evaluation; or

iv. Bankruptcy; Etc. Maker (A) makes an assignment for the benefit of creditors, (B) consents to or seeks the appointment of a custodian, receiver, trustee or other similar official for itself or for all or a substantial part of its assets, (C) suffers the appointment of an official as described in (B), and such person is not removed within sixty (60) days after the appointment, or (D) proceedings are commenced against Maker under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and they remain undismissed for sixty (60) days after commencement;

v. Judgments. One or more judgments or decrees shall be entered against Maker and all of such judgments or decree shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) calendar days from the entry thereof.

b. Upon and during the continuance of an Event of Default (but only subsequent to the expiration of any applicable cure period), Payee may, at its option, exercise any one or more of the following remedies, by notice in writing to Maker:

i. Declare the total unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, immediately due and payable; or

ii. Exercise any other right or remedy available to Payee under the Security Agreement, or at law or in equity.

c. Payee’s remedies under this Note shall be cumulative and concurrent and may be pursued singly, successively, or together against Maker, and Payee may resort to every other right or remedy available at law or in equity, or acts in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of receiver or additional or supplementary remedies, all without first exhausting the rights and remedies contained herein, all in Payee’s sole discretion. Failure of Payee, for a period of time or on more than one occasion, to exercise any right or remedy hereunder shall not constitute a waiver of the right to exercise the same at any time during the continued existence of the Event of Default or in the event of any subsequent Event of Default. Payee shall not by any omission or act be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Payee, and then only to the extent specifically set forth therein. A waiver in connection with one event shall not be construed as continuing or as a bar to or waiver of any right or remedy in connection with a subsequent event.

d. Maker hereby waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest.

9. Assignment. The rights and obligations of Maker and Payee in this Note shall be binding upon and benefit the successors and permitted assigns and transferees of such parties. This Note is not assignable by any party unless the other party consents to such assignment, the consent for which assignment or transfer may be withheld, delayed or denied by the relevant party in its sole and absolute discretion.

10. Loss, Destruction, Mutilation. Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Note, Maker will execute and deliver a new Note, which shall constitute an additional contractual obligation on the part of Maker. The issuance and delivery of such new Note shall render this Note null and void.

11. Amendment. Any provision of this Note may be amended or modified only upon the written consent of Maker and Payee.

12. Waiver. Any provision of this Note may be waived only upon the written consent of the waiving party.

13. Severability. The parties hereto intend and believe that each provision in this Note comports with all applicable law. However, if any provision of this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of Maker that such provisions shall be given full force and effect to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained therein, and that the rights, obligations and interests of Maker and Payee under the remainder of this Note shall continue in full force and effect.

14. Notices. Except as specifically provided otherwise herein, any and all notices or other communications required or permitted by this Note or by law to be delivered to, served on, or given to any party hereto by any other party to this Note shall be in writing and shall be deemed properly delivered, given, or served when personally delivered to the party to whom it is directed, or in lieu of personal service, when deposited in the United States mail, first-class postage prepaid, certified mail, return receipt requested, at the hereafter indicated addresses for notice. Any party may change his, her, or its address for the purposes of this Section 14 by giving written notice of the change to all other parties in the manner provided in this Paragraph. The parties’ addresses for notice hereunder shall be as set forth on the first page of this Note for Payee, or on the execution page hereof for Maker, or as subsequently provided by a party by notice delivered in accordance with this Section 14.

15. Governing Law. The validity, construction and interpretation of this Note shall be governed by the laws of the State of Texas. The parties hereto irrevocably agree that all actions or proceedings in any way, manner or respect, arising out of or from or related to this Note shall be litigated only in courts having situs in Round Rock, Williamson County, Texas. Each party hereby consents and submits to personal jurisdiction in Round Rock, Williamson County, Texas and waives any right such party may have to transfer the venue of any such action or proceeding.

16. Waiver of Jury Trial. MAKER WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (I) UNDER THIS NOTE, THE SECURITY AGREEMENT, OR ANY OTHER INSTRUMENT, DOCUMENT, AMENDMENT, OR AGREEMENT WHICH MAY BE DELIVERED IN THE FUTURE IN CONNECTION WITH THIS NOTE; OR (II) ARISING FROM THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. MAKER AND PAYEE IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS NOTE SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY OF ROUND ROCK, STATE OF TEXAS. MAKER AND PAYEE HEREBY CONSENT AND SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. EACH OF MAKER AND PAYEE HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE VENUE OF ANY SUCH ACTION OR PROCEEDING.

17. Attorneys’ Fees. In the event any suit or action is brought by Payee or Maker under this Note to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to recover its reasonable attorneys’ fees from the non-prevailing party.

18. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

19. Counterparts; Integration; Effectiveness. This Note, the Security Agreement, and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note and the Security Agreement constitute the entire contract between the parties hereto with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note or the Security Agreement, as applicable.

[EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker has caused this Note to be issued as of the date set forth above.

MAKER:

AYRO, Inc.
a Delaware corporation

By:	/s/ Rod Keller
Name:	Rod Keller
Title:	CEO

Address:
900 E. Old Settlers Blvd. Suite 100
Round Rock, TX 78664

Agreed to:

PAYEE:

/s/ Dr. Luis Duarte
Dr. Luis Duarte

[EXECUTION PAGE TO

SECURED PROMISSORY NOTE]

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is made as of April 9, 2020, by and between AYRO, Inc., a Delaware corporation (the “Grantor”) with a notice address of 900 E. Old Settlers Blvd., Suite 100, Round Rock, TX 78664, in favor of Dr. Luis Duarte, an individual resident of the State of Texas with a principal address of 1930 Valley View, San Angelo, Texas 76904 (the “Secured Party”).

RECITALS

The Grantor is party to a certain Secured Promissory Note between Grantor as Maker and Secured Party as Payee in the original principal amount of $600,000 of even date herewith (the “Secured Note”), issued by Grantor in connection with a loan of $600,000 from Secured Party to Grantor to be funded as set forth in the Secured Note. The parties intend that the Grantor’s obligations under the Secured Note be secured by a security interest in all of the assets of the Grantor, which lien will be subordinate to liens of record as of the date of this Agreement.

AGREEMENT

In consideration of the benefits bestowed upon Grantor as a result of the aforementioned loan transaction documented by the Secured Note and for other good and valuable consideration, the Grantor hereby agrees with the Secured Party as follows:

Grant of Security Interest. To secure the Grantor’s full and timely performance of all of Grantor’s obligations and liabilities to the Secured Party pursuant to the Secured Note (the “Obligations”), the Grantor hereby grants to the Secured Party a continuing security interest (the “Security Interest”) in and to the Grantor’s property described on Schedule 1 attached to this Agreement (the “Collateral”).

Notwithstanding the foregoing, such grant of a security interest shall not extend to, and the term “Collateral” shall not include, any of the Collateral, which are now or hereafter held by the Grantor to the extent that (i) the same are not assignable or capable of being encumbered as a matter of law or under the terms of any agreement applicable thereto (except to the extent that such restriction does not impair the creation of a security interest under the Uniform Commercial Code, as amended (the “Code”), without the consent of the other applicable party thereto and (ii) such consent has not been obtained; provided, however, that such grant of a security interest shall extend to, and the term “Collateral” shall include (A) any and all proceeds of the foregoing to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon any other applicable party’s consent being obtained with respect to any of the foregoing that is otherwise excluded, thereafter the same as well as any and all proceeds thereof that might have theretofore been excluded from such grant of a security interest shall be included within the term “Collateral.” For purposes of this Agreement “Event of Default” shall mean, at the discretion of Secured Party, any event of default by the Grantor under or in connection with the Secured Note.

Remedies. If an Event of Default has occurred and is continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Grantor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of a Secured Party or elsewhere upon such terms and conditions as the Secured Party may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or in connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses) to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, need the Secured Party account for the surplus, if any, to the Grantor. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

Powers Coupled with an Interest. All authorizations and agencies contained in this Agreement with respect to the Collateral are irrevocable and powers coupled with an interest.

No Waiver and Cumulative Remedies. No failure to exercise, nor any delay in exercising, on the part of the parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by a party of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy, which such party would otherwise have on any subsequent occasion. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

5. Perfection of Security Interest and Further Assurances.

(a) The Grantor shall, from time to time, as may be required by the Secured Party with respect to all Collateral, take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, section 201 of the federal Electronic Signatures in Global and National Commerce Act and, as the case may be, section 16 of the Uniform Electronic Transactions Act, as applicable, the Grantor shall immediately take all actions as may be requested from time to time by the Secured Party so that control of such Collateral is obtained and at all times held by the Secured Party. All of the foregoing shall be at the sole cost and expense of the Grantor.

(b) The Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect. The Grantor agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.

(c) The Grantor hereby further authorizes the Secured Party to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any state of the United States or in any other country) this Agreement and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law.

(d) If the Grantor shall at any time hold or acquire any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, the Grantor shall endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

(e) If any Collateral is at any time in the possession of a bailee, the Grantor shall promptly notify the Secured Party thereof and, at the Secured Party’s request and option, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and the bailee agrees to comply, without further consent of the Grantor, at any time with instructions of the Secured Party as to such Collateral.

(f) The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

(g) The Grantor agrees that until it has fully satisfied all obligations to Secured Party in his capacity as Maker under the Note, Grantor will not incur secured debt or grant any other liens on the Collateral, other than liens arising by operation of law, without obtaining Secured Party’s prior written consent thereto.

Miscellaneous.

Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the Grantor and of Secured Party. Any amendment or waiver effected in accordance with this Section 6(a) shall be binding upon the parties and their respective successors and assigns.

Transfer; Successors and Assigns. The terms and conditions of this Agreement shall be binding upon the Grantor and its successors and assigns and inure to the benefit of the Secured Party and its successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Notices. All notices or other communications required or permitted to be given pursuant hereto shall be given via certified mail, return receipt requested, and directed to the parties at their respective addresses as provided in the initial paragraph herein (or at such other notice address as a party may subsequently provide the other party hereto via such method of notice).

Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled.

[Signatures Follow]

The Grantor has executed this Security Agreement as of the date first written above.

GRANTOR:

AYRO, Inc.
a Delaware corporation

By:	/s/ Rod Keller
Name:	Rod Keller
Title:	CEO

Address for Notice:
900 E. Old Settlers Blvd.,
Suite 100,
Round Rock, TX 78664

[Secured Party Signature Page Follows]

The undersigned Secured Party has executed this Security Agreement as of the date first written above.

SECURED PARTY:

/s/ Dr. Luis Duarte
Dr. Luis Duarte

SCHEDULE 1

Collateral

The Collateral shall consist of all right, title, interest, claims and demands of Grantor (sometimes referred to herein as the “Company”) in and to the following:

(a) all equipment (including all “Equipment” as such term is defined in Section 9-102(a)(33) of the Code), machinery, vehicles, fixtures, improvements, supplies, furniture, and other fixed assets, all as now owned or hereafter acquired by the Company or in which the Company has or hereafter acquires any interest, and any items substituted therefor as replacements and any additions or accessions thereto (all of the property described in this clause (a) being hereinafter collectively referred to as “Equipment”);

(b) all goods (including all “Goods” as defined in Section 9-102(a)(44) of the Code) and all inventory (including all “Inventory” as defined in Section 9-102(a)(48) of the Code) of the Company, now owned or hereafter acquired by the Company or in which the Company has or hereafter acquires any interest, including but not limited to, raw materials, scrap inventory, work in process, products, packaging materials, finished goods, documents of title, chattel paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereinafter collectively referred to as “Inventory”);

(c) all present and future accounts in which the Company has or hereafter acquires any interest (including all “Accounts” as defined in Section 9-102(a)(2) of the Code), contract rights (including all rights to receive payments and other rights under all equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing indebtedness due or to become due the Company on account of goods sold or leased or services rendered, claims and instruments (including tax refunds, royalties and all other rights to the payment of money of every nature and description), including but not limited to, any such right evidenced by chattel paper (whether in tangible, electronic or other form), and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto (all of the property described in this clause (c) being hereinafter collectively referred to as “Accounts”);

(d) all investment property now owned or hereafter acquired by the Company (including all “Investment Property” as defined in Section 9-102(a)(49) of the Code), including, without limitation, all securities (certificated and uncertificated), securities accounts, securities entitlements, commodity contracts and commodity accounts, and all dividends and distributions paid or payable thereon;

(e) all general intangibles now owned or hereafter acquired by the Company or in which the Company has or hereafter acquires any interest (including all “General Intangibles” as defined in Section 9-102(a)(42) of the Code), including but not limited to, payment intangibles (including all “Payment Intangibles” as defined in Section 9-102(a)(61) of the Code), choses in action and causes of action and all licenses and permits (to the extent the collateral assignment of such licenses and permits is not prohibited by applicable law), registrations, franchises, corporate or other business records, systems, designs, software, manuals, procedures, drawings, goodwill, logos, indicia, business identifiers, inventions, processes, production methods, proprietary information, know-how and trade-secrets of the Company, and all Intellectual Property, trade-names, copyrights, patents, trademarks (including service marks) and copyright, patent and trademark applications, all continuations thereof in whole or in part, and contract rights (including but not limited to all rights to receive payments and other rights under all equipment and other leasing contracts, instruments and documents owned or used by the Company, and any goodwill relating thereto);

(f) all other personal property owned by the Company or in which the Company has or hereafter acquires any interest, wherever located, and of whatever kind or nature, tangible or intangible;

(g) all moneys, cash, chattel paper (including all “Chattel Paper” as defined in Section 9-102(a)(11) of the Code), checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, letters of credit (including all “Letter-of-Credit Rights” as defined in Section 9-102(a)(51) of the Code), supporting obligations (including all “Supporting Obligations” as defined in Section 9-102(a)(77) of the Code), instruments (including all “Instruments” as defined in Section 9-102(a)(47) of the Code), documents (including all “Documents” as defined in Section 9-102(a)(30) of the Code) and deposit accounts (including all “Deposit Accounts” as defined in Section 9-102(a)(29) of the Code), deposits and credits from time to time whether or not in the possession of or under the control of the Secured Party;

(h) all commercial tort claims (as defined in Section 9-102(a)(13) of the Code);

(i) all books and records relating to any of the foregoing assets or property; and

(j) any consideration received or receivable when all or any part of the property referred to in clauses (a) through (i) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received or receivable as a consequence of possession thereof, including but not limited to, all products, proceeds (including all “Proceeds” as defined in Section 9-102(a)(64) of the Code), cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents, insurance proceeds, condemnation awards or proceeds of other proceeds now or hereafter owned by the Company or in which the Company has an interest.

PERSONAL GUARANTY

This Personal Guaranty is made as of April 11, 2020, by Mark Adams, an individual resident of the State of Texas (the “Guarantor”), and Dr. Luis Duarte (the “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to, and subject to certain terms and conditions contained in that certain promissory note of even date herewith in the original principal amount of $600,000 (the “Note”) by and between the Lender and AYRO, Inc., a Delaware corporation (“Borrower”), as the same may be amended, renewed, restated or extended from time to time, the Lender has made a loan to the Borrower in an aggregate principal amount of Six Hundred Thousand Dollars ($600,000), such loan being evidenced by the Note; and

WHEREAS, the Guarantor is a co-founder, director and principal shareholder of the Borrower, and the Guarantor has a substantial interest in the Borrower; and

WHEREAS, the Lender would not enter into the aforesaid loan transaction with the Borrower unless, among other matters, all of the obligations of the Borrower under the Note as hereinafter provided, including, without limitation, the punctual payment of both principal and interest to be paid, are personally guaranteed by the Guarantor, to the extent provided herein;

NOW, THEREFORE, the Guarantor hereby covenants and agrees as follows:

1. This Personal Guaranty shall become effective upon the execution hereof.

2. The Guarantor, as primary obligor and not merely as surety, hereby absolutely, unconditionally and irrevocably, guarantees to the Lender: (i) the due and punctual payment in full (and not merely the collectability) of the principal of the Note, and the interest thereon, in each case when due and payable, according to the terms of the Note, whether at stated maturity, by reason of acceleration or otherwise; (ii) the due and punctual payment in full (and not merely the collectability) of all other sums and charges which may at any time be due and payable in accordance with, or under the terms of, the Note, whether at stated maturity, by reason of acceleration or otherwise; (iii) the due and punctual payment (and not merely the collectability), performance and observance of all of the other obligations, indebtedness, liabilities, terms, covenants and conditions contained in the Note, all agreements and instruments at any time executed in connection with the Note, and any other security instruments and agreements relating to the Note, whether now or hereafter existing, on the part of the Borrower to be performed or observed (collectively the Note, all security instruments and all related agreements, whether now existing or arising hereafter, are collectively referred to herein as the “Loan Documents”); and (iv) the due and punctual payment in full (and not merely the collectability) of any and all other indebtedness, obligations and liabilities of the Borrower to the Lender of every kind and description, whether now existing or hereafter arising, whether direct, indirect or contingent, whether secured or unsecured, and howsoever evidenced, incurred or arising (all of the foregoing are collectively hereinafter called the “Obligations”); provided, however that (i) such Guaranty is intended and agreed to secure payment of a maximum of Fifty Percent (50%) of the total amount of the Obligations, and (ii) in no event will Guarantor’s obligations under this Guaranty exceed a maximum amount of $300,000 in the aggregate.

2. The Guarantor expressly agrees that the Lender may, in Lender’s sole and absolute discretion, without notice to or further assent of the Guarantor and without in any way releasing, affecting or impairing the obligations and liabilities of the Guarantor hereunder deal with the Borrower and its collateral as deemed reasonable by Lender regarding the Lender’s loans to the Borrower; including without limitation (i) assign or otherwise transfer the Loan Documents, including, without limitation, this Guaranty, or any interest therein; and (ii) deal in all respects with the Borrower, the Obligations or any collateral securing the Obligations as if this Guaranty were not in effect. The obligations of the Guarantor under this Guaranty shall be absolute and unconditional, irrespective of the genuineness, validity, regularity, enforceability or priority of the Loan Documents or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

3. The liability of the Guarantor under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon pursuit by the Lender of any remedies Lender may have against the Borrower or any other party with respect to the Loan Documents, whether pursuant to the terms thereof or otherwise. No exercise or non-exercise by the Lender of any right given to them hereunder or under the Loan Documents, and no change, impairment or suspension of any right or remedy of the Lender, shall in any way affect any of Guarantor’s obligations hereunder or give the Guarantor any recourse against the Lender. Without limiting the generality of the foregoing, the Lender shall not be required to make any demand on the Borrower and/or any other party, or otherwise pursue or exhaust their remedies against the Borrower or any other party, before, simultaneously with or after, enforcing their rights and remedies hereunder against the Guarantor. Any one or more successive and/or concurrent actions may be brought hereon against the Guarantor, either in the same action, if any, brought against the Borrower and/or any other party, or in separate actions, as often as the Lender, in Lender’s sole discretion, may deem advisable. Notwithstanding the foregoing, however, and anything to the contrary contained in this Guaranty, Lender agrees it will refrain from taking any action to enforce this Guaranty against Guarantor prior to the date that is ninety (90) days from the occurrence of any Event of Default by Borrower under the Loan Documents.

4. The Guarantor hereby expressly waives: (i) diligence, presentment and demand for payment and protest of nonpayment; (ii) notice of acceptance of this Guaranty and of presentment, demand, dishonor and protest; (iii) notice of any default hereunder or under the Loan Documents and of all indulgences; (iv) demand for observance or performance of, or enforcement of, any terms or provisions of this Guaranty or the Loan Documents; (v) notice of extensions of credit by the Lender to the Borrower and of any change in the rate at which interest accrues under the Loan Documents; (vi) all other notices and demands otherwise required by law which the Guarantor may lawfully waive; (vii) the right to assert in any action or proceeding hereupon any setoff, counterclaim or other claim which Guarantor may have against the Lender; (viii) until payment in full of the Obligations in cash, all rights of subrogation, reimbursement or contribution against the Borrower which might otherwise arise by reason of the Guarantor’ execution, performance or payment of this Guaranty; and (ix) the benefit of all other principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof.

5. In each case of happening of any of the following events (each of which is herein sometimes called an “Event of Default”):

5.1 any representation or warranty made in this Guaranty or in any report, certificate, financial statement or other instrument furnished or to be furnished in connection with this Guaranty, shall prove to be false or misleading in any material respect; or

5.2 default in the payment of any indebtedness of the Borrower to the Lender, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise, and continuation of such default for a period of fifteen (15) consecutive days; or

5.3 default in the due observance or performance of any covenant, condition or agreement contained in this Guaranty or in any agreement now or hereafter securing payment of this Guaranty after 30 days’ notice and opportunity to cure;

5.4 the Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of any of his property, (ii) admit in writing his inability to pay his debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him in any proceeding under any such law or corporate action shall be taken for the purpose of effecting any of the foregoing; or

5.5 the occurrence of an “Event of Default” as defined in the Loan Agreement, which “Events of Default” are incorporated herein by reference as if set forth at length herein; or then and upon any such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Lender, the Note and the Obligations and any and all other obligations of the Borrower and Guarantor and each of them to the Lender shall for the purposes of this Guaranty immediately become due and payable, both as to principal and interest, without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein or in the Note or other evidence of such obligations to the contrary notwithstanding.

6. All notices, demands, requests or other communications given hereunder or in connection herewith shall be in writing and either mailed, sent by nationally recognized overnight courier service, or personally delivered, addressed to the party to receive such notice at such party’s address set forth below or at such other address as such party may hereafter designate by notice given in like fashion:

If to the Lender:

Dr. Luis Duarte

1930 Valley View

San Angelo, Texas 76904

If to the Guarantor:

Mark Adams

6001 Cervinus Run

Austin, Texas 78735

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon receipt by the party to whom such notice is directed.

7. Each party to this Guaranty acknowledges that it has engaged such party’s own legal counsel in connection with the transactions described in this Guaranty to the extent such party desires, or has knowingly and voluntarily waived its right to do so.

8. All rights and remedies afforded to the Lender by reason of this Guaranty and the Loan Documents, or by law are separate and cumulative and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies. No delay or omission by the Guarantor in exercising any such right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment hereof, shall be deemed made by the Guarantor unless in writing and duly executed. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of the Guarantor, and no single or partial exercise of any right or remedy hereunder shall preclude further exercise of any other right or remedy.

9. The obligations of the Guarantor to make payment in accordance with the terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of either Borrower or their respective estates, in bankruptcy or reorganization resulting from the operation of any present or future provision of the Federal Bankruptcy Act or other statute or from the decision of any court.

10. THE GUARANTOR, TO THE EXTENT THAT THE GUARANTOR MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS (COLLECTIVELY, THE “DESIGNATED JURISDICTIONS”, WHETHER ONE OR MORE) AND THE UNITED STATES DISTRICT COURTS HAVING JURISDICTION OR SITTING IN THE DESIGNATED JURISDICTIONS, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THE GUARANTOR’S OBLIGATIONS UNDER OR WITH RESPECT TO THIS GUARANTY. UNLESS THE LENDER AT LENDER’S OPTION SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS IN ANOTHER COURT HAVING SUBJECT MATTER JURISDICTION OVER THE CONTROVERSY, ALL ACTIONS ARISING OUT OF OR UNDER THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURT LOCATED IN THE COUNTY OF TRAVIS, STATE OF TEXAS. THE GUARANTOR EXPRESSLY WAIVES ANY AND ALL OBJECTIONS THE GUARANTOR MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS. THE GUARANTOR AND THE LENDER ALSO WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AND AGREES THAT IN THE EVENT THIS GUARANTY SHALL BE ENFORCED BY SUIT OR OTHERWISE, OR IF THE LENDER SHALL EXERCISE OR ENDEAVOR TO EXERCISE ANY OF THEIR REMEDIES UNDER THE LOAN DOCUMENTS OR GUARANTY, THE GUARANTOR WILL REIMBURSE THE LENDER, UPON DEMAND, FOR ALL EXPENSES AND DAMAGES INCURRED IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES.

11. This Guaranty is made in order to induce the Lender to enter into the aforesaid loan transactions and to make said loan to the Borrower and in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged

12. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SAID STATE, WITHOUT REFRENCE TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THAT OF THE STATE OF TEXAS.

13. This Guaranty shall inure to the benefit of, and be enforceable by, the Lender and their successors and assigns, and shall be binding upon, and enforceable against, the Guarantor and his heirs, successors and assigns.

14. In case this Guaranty or any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been included.

[[Signature Page Follows]]

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.

/s/ Mark Adams
Mark Adams

STATE OF ___________________

COUNTY OF _________________

The foregoing instrument was acknowledged before me this ____ day of_____________, by ______________________________, who is personally known to me or who has produced ___________________________ as identification.

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